Quicksilver Resources Inc. Commences Tender Offers and Consent Solicitation for Its
71/8% Senior Subordinated Notes due 2016
113/4% Senior Notes due 2016
81/4% Senior Notes due 2015
FORT WORTH, Texas, May 23, 2013 – Quicksilver Resources Inc. (“Quicksilver”) (NYSE: KWK) today announced the commencement of cash tender offers relating to any and all of its $350,000,000 current outstanding principal amount of 71/8% Senior Subordinated Notes due 2016 (the “2016 Subordinated Notes”), its $590,620,000 current outstanding principal amount of 113/4% Senior Notes due 2016 (the “2016 Senior Notes”) and its $438,000,000 current outstanding principal amount of 81/4% Senior Notes due 2015 (the “2015 Senior Notes”, collectively with the 2016 Subordinated Notes and 2016 Senior Notes, the “Notes”) and its solicitation of consents from the holders of the Notes to adopt certain amendments to the indentures governing the Notes.
Information related to the Notes and the tender offers is listed below:

Series of Notes	CUSIP/ISIN Nos.	Current Principal Amount Outstanding	Offer Consideration (1)	Early Tender Payment(1)	Total Consideration (1)	Early Tender Deadline	Expiration Time
71/8% Senior Subordinated Notes due 2016	CUSIP: 74837RAC8 ISIN: US74837RAC88	$350,000,000	$985.63	$30.00	$1,015.63	5:00 P.M. Eastern Time, June 6, 2013	11:59 P.M. Eastern Time, June 20, 2013
113/4% Senior Notes due 2016	CUSIP: 74837RAF1 ISIN: US74837RAF10	$590,620,000	$1,038.00	$30.00	$1,068.00	5:00 P.M. Eastern Time, June 6, 2013	11:59 P.M. Eastern Time, June 20, 2013
81/4% Senior Notes due 2015	CUSIP: 74837RAE4 ISIN: US74837RAE45	$438,000,000	$997.90	$30.00	$1,027.90	5:00 P.M. Eastern Time, June 6, 2013	11:59 P.M. Eastern Time, June 20, 2013

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For each $1,000 principal amount of Notes, excluding accrued but unpaid interest thereon, which interest will be paid in addition to the Offer Consideration or the Total Consideration (each as defined below), as applicable.

The tender offers are scheduled to expire at 11:59 P.M., Eastern Time, on June 20, 2013, unless extended or earlier terminated (such time and date, as the same may be extended, the “Expiration Time”). Holders who validly tender their Notes and deliver their consents by 5:00 P.M., Eastern Time, on June 6, 2013, unless extended or earlier terminated (the “Early Tender Deadline”), will receive $1,015.63, $1,068.00 and $1,027.90 per $1,000 principal amount of 2016 Subordinated Notes, 2016 Senior Notes and 2015 Senior Notes, respectively, (the “Total Consideration”) if such Notes are accepted for purchase, which includes an early tender payment of $30.00 per $1,000 principal amount of Notes (the “Early Tender Payment”). Holders who validly tender their Notes and deliver their consents after the Early Tender Deadline but on or before the Expiration Time will receive $985.63, $1,038.00 and $997.90 per $1,000 principal amount of 2016 Subordinated Notes, 2016 Senior Notes and 2015 Senior Notes, respectively, (the “Offer Consideration”) if such Notes are accepted for purchase. Holders whose tendered Notes are accepted for purchase will also receive accrued and unpaid interest from the most recent interest payment date for the Notes, to, but not including, the applicable payment date for the Notes in the tender offers. Holders who validly tender their Notes and deliver their consents and whose Notes are accepted for purchase will receive payment promptly after the Expiration Time.
The tender offers are subject to the satisfaction or waiver of certain conditions, including a financing condition, a consent condition and general conditions. If any conditions to the tender offers are not satisfied, Quicksilver is not obligated to accept for payment, purchase or pay for, and may delay the acceptance for payment of, any tendered Notes and may even terminate the tender offers. The consents are being solicited to eliminate substantially all of the restrictive covenants and certain events of default contained in the indentures governing the Notes. Holders may not tender their Notes without delivering consents or deliver consents without tendering their Notes. Quicksilver may waive any condition and amend, extend or terminate the tender offers in its sole discretion.
For each series of Notes, noteholders may withdraw tenders and revoke consents at any time prior to the earlier of (1) 5:00 P.M., Eastern Time, on June 6, 2013 and (2) the time and date on which a supplemental indenture is entered into with respect to such series of Notes (the “Withdrawal Deadline”), which is expected to promptly follow receipt of the consents of a majority the outstanding amount of such series. Following the Withdrawal Deadline applicable to a series of Notes, tendered Notes or delivered consents for each such series may not be withdrawn or revoked.
Quicksilver has retained Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. to serve as the Dealer Managers for the tender offers and consent solicitation. Questions regarding the tender offers and consent solicitation may be directed to Credit Suisse Securities (USA) LLC at (800) 820-1653 (U.S. toll-free) or (212) 325-2476 (collect), Citigroup Global Markets Inc. at (800) 558-3745 (U.S. toll-free) or (212) 723-6106 (collect) or Deutsche Bank Securities Inc. at (855) 287-1922 (U.S. toll-free) or (212) 250-7527 (collect). You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance.
The complete terms and conditions of the tender offers and consent solicitation are described in the Offer to Purchase and Consent Solicitation Statement dated May 23, 2013 and the related Consent and Letter of Transmittal, copies of which may be obtained by contacting D.F. King & Co., Inc., as Tender Agent and Information Agent, at (800) 488-8035 (U.S. toll-free) or (212) 269-5550 (banks and brokers). The Offer to Purchase and Consent Solicitation Statement and related Consent and Letter of Transmittal also address certain U.S. federal income tax consequences. Holders should seek their own advice based on their particular circumstances from an independent tax advisor.
None of Quicksilver, the Dealer Managers, the Tender Agent, the Information Agent or the trustee of the Notes or any of their affiliates makes any recommendations as to whether holders should tender their Notes pursuant to the tender offers or consent to the proposed indenture amendments, and no one has been authorized by any of them to make such recommendations. Holders must make their own decisions as to whether to tender Notes and deliver consents, and, if so, the principal amount of Notes to tender.

This press release does not constitute an offer to purchase, a solicitation of an offer to sell nor a solicitation of consents with respect to, any Notes or other securities, nor shall there be any purchase of Notes or solicitation of consents in any state or jurisdiction in which such offer, solicitation or purchase would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The tender offers and consent solicitation are being made solely by the Offer to Purchase and Consent Solicitation Statement dated May 23, 2013 and related Consent and Letter of Transmittal. In any jurisdiction where the laws require the tender offers and consent solicitation to be made by a licensed broker or dealer, they will be deemed made on behalf of Quicksilver by Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. or one or more registered brokers or dealers under the laws of such jurisdiction. The tender offers and consent solicitation are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction.
About Quicksilver Resources
Fort Worth, Texas-based Quicksilver is an independent oil and gas company engaged in the exploration, development and acquisition of oil and gas, primarily from unconventional reservoirs including gas from shales and coal beds in North America. Quicksilver's Canadian subsidiary, Quicksilver Resources Canada Inc., is headquartered in Calgary, Alberta.
Forward-looking Statements
Certain statements contained in this press release and other materials we file with the SEC, or in other written or oral statements made or to be made by us, other than statements of historical fact, are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations or forecasts of future events. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties. Consequently, no forward-looking statements can be guaranteed. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include: changes in general economic conditions; fluctuations in natural gas, NGL and oil prices; failure or delays in achieving expected production from exploration and development projects; uncertainties inherent in estimates of natural gas, NGL and oil reserves and predicting natural gas, NGL and oil reservoir performance; effects of hedging natural gas, NGL and oil prices; fluctuations in the value of certain of our assets and liabilities; competitive conditions in our industry; actions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters, customers and counterparties; changes in the availability and cost of capital; delays in obtaining oilfield equipment and increases in drilling and other service costs; delays in construction of transportation pipelines and gathering, processing and treating facilities; operating hazards, natural disasters, weather-

related delays, casualty losses and other matters beyond our control; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; failure or delay in completing strategic transactions; the effects of existing or future litigation; failure to complete the transactions described in this press release; and additional factors described elsewhere in this press release.
This list of factors is not exhaustive, and new factors may emerge or changes to these factors may occur that would impact our business. Additional information regarding these and other factors may be contained in our filings with the SEC, especially on Forms 10-K, 10-Q and 8-K. All such risk factors are difficult to predict, and are subject to material uncertainties that may affect actual results and may be beyond our control. The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to update any of these forward-looking statements to reflect subsequent events or circumstances except to the extent required by applicable law.
All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements.
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Investor & Media Contact:
David Erdman
(817) 665-4023

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